                                                                   EXHIBIT 23.01

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated February 29, 1996 covering the consolidated financial statements of Personnel Group of America, Inc. and subsidiaries, and our report dated May 10, 1996 covering the combined financial statements of Judith Fox Staffing Companies and to all references to our Firm included in or made a part of this registration statement.



                                          /s/  Arthur Andersen LLP



                                          ARTHUR ANDERSEN LLP


Charlotte, North Carolina,

  June 10, 1996.